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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dynegy Inc. of our report dated February 28, 2000 relating to the financial statements of Illinova Corporation, which appears in the Current Report on Form 8-K of Dynegy Inc. dated March 17, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
October 5, 2000